Exhibit 99.1

Shareholder Relations	NEWS RELEASE

288 Union Street, Rockland, MA 02370	Contact:
Chris Oddleifson
President and
Chief Executive Officer
(781) 982-6660
Denis K. Sheahan
Chief Financial Officer
(781) 982-6341
INDEPENDENT BANK CORP. REPORTS 4th QUARTER 2007 EARNINGS
     Rockland, Massachusetts (January 17, 2008). Independent Bank Corp., (NASDAQ: INDB), parent of Rockland Trust Company, today announced net income of $7.7 million and diluted earnings per share of $0.56 for the quarter ending December 31, 2007. This represents an increase of $0.02, or 3.7%, on a per share basis, from the $0.54 recorded in the same quarter a year ago. Net income for the quarter decreased $371,000 as compared to the same period last year. For the year ending December 31, 2007, net income was $28.4 million and diluted earnings per share were $2.00, a decrease of $4.5 million, or $0.17 per diluted share, as compared to net income of $32.9 million and diluted earnings per share of $2.17 for the year ending December 31, 2006.
     Certain non-core items are included in the computation of earnings in accordance with United States of America generally accepted accounting principles (“GAAP”) in both 2007 and 2006 as indicated by the table below. In an effort to provide investors with information regarding the Company’s results, the Company has disclosed certain non-GAAP information, which management believes provides useful information to the investor. This information should not be viewed as a substitute for operating results determined in accordance with GAAP, nor is it necessarily comparable to non-GAAP information which may be presented by other companies.

Dollars in Thousands, Except Per Share Data		Three Months Ending
	December 31,
RECONCILIATION TABLE - NON-GAAP FINANCIAL INFORMATION	2007	2006	$ Variance	% Variance

NET INCOME (GAAP)	$7,730	$8,101	(371)	-4.58%
Net Interest Income Components
Add – Write-Off of Debt Issuance Cost, net of tax	—	647	(647)	-100.00%
Non-Interest Income Components
Add – Net Loss on Sale of Securities, net of tax	—	905	(905)	-100.00%
Non-Interest Expense Components
Add – Prepayment Fees on Borrowings, net of tax	—	53	(53)	-100.00%
Less – Recovery on WorldCom Bond Claim, net of tax	—	(1,230)	1,230	-100.00%

NET OPERATING EARNINGS (NON-GAAP)	$7,730	$8,476	(746)	-8.80%

Diluted Operating Earnings Per Share	$0.56	$0.57	(0.01)	-1.75%

Dollars in Thousands, Except Per Share Data		Twelve Months Ending
	December 31,
RECONCILIATION TABLE - NON-GAAP FINANCIAL INFORMATION	2007	2006	$ Variance	% Variance

NET INCOME (GAAP)	$28,381	$32,851	(4,470)	-13.61%
Net Interest Income Components
Add – Write-Off of Debt Issuance Cost, net of tax	590	647	(57)	-8.81%
Non-Interest Income Components
Add – Net Loss on Sale of Securities, net of tax	—	2,055	(2,055)	-100.00%
Less – BOLI Benefit Proceeds	—	(1,316)	1,316	-100.00%
Non-Interest Expense Components
Add – Executive Early Retirement Costs, net of tax	264	—	264	100.00%
Add – Prepayment Fees on Borrowings, net of tax	—	53	(53)	-100.00%
Add – Litigation Judgment, net of tax	885	—	885	100.00%
Less – Recovery on WorldCom Bond Claim, net of tax	—	(1,230)	1,230	-100.00%

NET OPERATING EARNINGS (NON-GAAP)	$30,120	$33,060	(2,940)	-8.89%

Diluted Operating Earnings Per Share	$2.13	$2.19	(0.06)	-2.74%

     Net operating earnings were $7.7 million, or $0.56 on a per diluted share basis for the three months ending December 31, 2007, compared to net operating earnings and diluted earnings per share for the three months ending December 31, 2006 of $8.5 million and $0.57, respectively, which represents a decrease of $746,000 or ($0.01) per diluted share. Net operating earnings were $30.1 million or $2.13 on a per diluted share basis for the year ending December 31, 2007, compared to net operating earnings and diluted earnings per share for the year ending December 31, 2006 of $33.1 million and $2.19, respectively, which represents a decrease of $2.9 million or ($0.06) per diluted share.
     Comparing the three months ending December 31, 2007 to the same period last year, net interest income decreased $219,000, or (0.9%). For the year ending December 31, 2007 net interest income decreased $6.5 million, or (6.3%), from the year ago period, as anticipated due to the strategic repositioning of the balance sheet.
     In April 2007, the Company wrote-off approximately $907,000 of unamortized issuance costs related to a refinance of $25.0 million of Trust Preferred securities which the Company called on April 30, 2007. In December 2006, the Company wrote-off approximately $995,000 of unamortized issuance costs related to a refinance of $25.0 million of Trust Preferred securities which the Company called in December 2006. Excluding the write-off of the debt issuance costs, net interest income decreased, in 2007, by $6.6 million from the comparative twelve-month period in 2006, with the decrease primarily attributable to a reduction in average earning assets.

     The net interest margin for the three and twelve-month periods ending December 31, 2007 was 3.94% and 3.90%, respectively. Excluding the write-off of debt issuance costs in both years, the net interest margin was 3.94% for the three and twelve-month period ending December 31, 2007, as compared to 3.89% for the three and twelve-month periods ending December 31, 2006. See the tables below for reconciliations of net interest income and the net interest margin as adjusted.

	Three Months Ending		Twelve Months Ending
Dollars in Thousands	December 31,		December 31,
	2007	2006	2007	2006
Net Interest Income GAAP	$24,491	$24,710	$96,183	$102,655
Add – Write-Off of Debt Issuance Cost	—	995	907	995

Net Interest Income as Adjusted	$24,491	$25,705	$97,090	$103,650

	Three Months Ending		Twelve Months Ending
	December 31,		December 31,
	2007	2006	2007	2006
Net Interest Margin GAAP	3.94%	3.74%	3.90%	3.85%
Add – Write-Off of Debt Issuance Cost	—	0.15%	0.04%	0.04%

Net Interest Margin as Adjusted	3.94%	3.89%	3.94%	3.89%

     The Company’s allowance for loan losses as a percentage of loans was 1.31% and 1.32% at December 31, 2007 and December 31, 2006, respectively. The provision for loan losses was $1.4 million and $3.1 million for the quarter and the twelve-month periods ending December 31, 2007, respectively, compared to $705,000 and $2.3 million for the year ago comparative periods. The increase in the provision for loan losses in the quarter and year to date periods is consistent with robust loan growth in the Company’s commercial loan portfolio. Net charge-offs were $717,000 and $3.1 million for the three and twelve months of 2007, respectively, as compared to $705,000 and $2.2 million for the three and twelve months of 2006, respectively.
     Non-interest income increased by $2.5 million, or 42.8%, and by $5.4 million, or 20.3%, during the three and twelve months ended December 31, 2007, respectively, as compared to the same periods in the prior year. Excluding the losses on sale of securities and Bank Owned Life Insurance (“BOLI”) benefit proceeds recognized during 2006, non-interest income grew by $3.6 million, or 12.5%, in the twelve-month period ending December 31, 2007, when compared to 2006. See the table below for a reconciliation of non-interest income as adjusted.

	Twelve Months Ended
	December 31,
	2007	2006	$ Variance	% Variance
	(Dollars in Thousands)
Non-Interest Income GAAP	$32,051	$26,644	$5,407	20.29%
Add – Net Loss on Sale of Securities	—	3,161	($3,161)	-100.00%
Less – BOLI Benefit Proceeds	—	(1,316)	$1,316	-100.00%

Non-Interest Income as Adjusted	$32,051	$28,489	$3,562	12.50%

The change is attributable to the following:
➢	Service charges on deposit accounts increased by $139,000, or 3.9%, and by $181,000, or 1.3%, for the three and twelve months ended December 31, 2007, respectively, as compared to the same periods in 2006.
➢	Wealth management revenue increased by $609,000, or 37.3%, and by $2.0 million, or 32.3%, for the three and twelve months ended December 31, 2007, as compared to the same period in 2006. Investment management revenue increased by $606,000, or 42.9%, and $1.5 million, or 27.1%, for the three and twelve months ended December 31, 2007. Assets under management at December 31, 2007 were $1.3 billion, an increase of $472.7 million, or 58.0%, as compared to December 31, 2006. On November 1, 2007, Rockland Trust completed its acquisition of assets from the Lincoln, Rhode Island-based O’Connell Investment Services, Inc. The closing of this transaction added approximately $200 million to the assets under management. Retail wealth management revenue improved by $3,000, or 1.3%, and $483,000, or 81.4%, for the three and twelve months ended December 31, 2007, respectively, due to a change in the origination model and an increase in sales.
➢	Mortgage banking income increased by $244,000, or 34.6%, and $467,000, or 17.3%, for the three and twelve months ended December 31, 2007, respectively, as compared to the same periods in 2006. The balance of the mortgage servicing asset was $2.1 million and loans serviced amounted to $255.2 million as of December 31, 2007, as compared to a mortgage servicing asset balance of $2.4 million and loans serviced amounting to $292.9 million at December 31, 2006.
➢	BOLI income decreased for the twelve-month period by $1.3 million, or (38.5%), due to the BOLI death benefit proceeds received during 2006.
➢	There were no gains or losses on the sale of securities during the fourth quarter of 2007 and there was a $1.4 million loss on the sale of securities recorded during the fourth quarter of 2006. A $3.2 million loss on the sale of securities was recorded for the twelve months ended December 31, 2006 and there was no gain or loss from the sale of securities in 2007.
➢	Other non-interest income increased by $101,000, or 11.3%, and $871,000, or 25.0%, for the three and twelve months ended December 31, 2007, as compared to the same periods in 2006, largely attributable to the revenue associated with the 1031 deferred tax exchange business acquired in 2007.

     Non-interest expense increased by $3.7 million, or 20.5%, and $8.6 million, or 10.8%, for the three and twelve months ended December 31, 2007, as compared to the same periods in 2006. Excluding executive early retirement costs and the Computer Associates litigation judgment in 2007 and prepayment fees on borrowings and the recovery on WorldCom bond claim in 2006, non-interest expense increased $5.0 million, or 6.2%, for the twelve months ending December 31, 2007, as compared to the same period in 2006. Excluding prepayment fees on borrowings and the recovery on WorldCom bond claim in the three months ended December 31, 2006, non-interest expense increased $1.9 million, or 9.6%, for the three months ending December 31, 2007. See the table below for a reconciliation of non-interest expense as adjusted.

	Three Months Ended
	December 31,
	2007	2006	$ Variance	% Variance
	(Dollars in Thousands)
Non-Interest Expense GAAP	$22,007	$18,263	$3,744	20.50%
Less – Executive Early Retirement Costs	—	—	—	0.00%
Less – Prepayment Fees on Borrowings	—	(82)	82	-100.00%
Less – Litigation Judgment	—	—	—	0.00%
Add – Recovery on WorldCom Bond Claim	—	1,892	(1,892)	-100.00%

Non-Interest Expense as Adjusted	$22,007	$20,073	$1,934	9.63%

	Twelve Months Ended
	December 31,
	2007	2006	$ Variance	% Variance
	(Dollars in Thousands)
Non-Interest Expense GAAP	$87,932	$79,354	$8,578	10.81%
Less – Executive Early Retirement Costs	(406)	—	(406)	100.00%
Less – Prepayment Fees on Borrowings	—	(82)	82	-100.00%
Less – Litigation Judgment	(1,361)	—	(1,361)	100.00%
Add – Recovery on WorldCom Bond Claim	—	1,892	(1,892)	-100.00%

Non-Interest Expense as Adjusted	$86,165	$81,164	$5,001	6.16%

➢	Salaries and employee benefits increased by $1.4 million, or 11.7%, and $4.6 million, or 9.7%, for the three and twelve months ended December 31, 2007, respectively, as compared to the same periods in 2006. Included in salaries and benefits for the twelve-month period are executive early retirement costs amounting to $406,000 recorded in the first quarter of 2007. The remaining increase in salaries and benefits is attributable to annual merit increases, incentive programs, the Compass Exchange Advisors and O’Connell acquisitions, commissions, and other new hires to support growth initiatives.
➢	Occupancy and equipment expense decreased by $68,000, or (2.8%), and $128,000, or (1.3%) for the three and twelve-month periods ending December 31, 2007, respectively, as compared to the same periods in 2006. The decrease in the year-to-date period is largely due to decreases in equipment maintenance and repairs and depreciation on capital leases, partially offset by increases in energy costs.

➢	Data processing and facilities management expense increased by $38,000, or 3.2%, and increased by $144,000, or 3.2%, for the three and twelve-month periods ending December 31, 2007, respectively, as compared to the same periods in 2006.
➢	Other non-interest expense increased by $496,000, or 10.6%, and $2.0 million, or 10.8%, for the three and twelve-month periods ending December 31, 2007, respectively, as compared to the same periods in 2006. The increase in the twelve-month period is primarily attributable to payment of the previously mentioned $1.4 million litigation judgment recorded in the second quarter of 2007, as well as increases in software maintenance and consulting fees.
     The Company’s effective tax rate was 20% and 24% in the fourth quarter and year-to-date periods ended December 31, 2007, respectively. The impact of the Company’s New Markets Tax Credit program, in addition to a reversal of a tax reserve pursuant to a favorable Tax Court Ruling relevant to the Company, resulted in a reduction in the effective tax rate from the 31% recorded in 2006.
     Total assets decreased by $60.7 million, or (2.1%), maintaining $2.8 billion in total assets at December 31, 2007 as well as at December 31, 2006. This decrease is a result of intentional decreases in the Company’s security portfolio and certain loan categories due to a combination of the flat yield curve environment and the profitability characteristics of these asset classes.
➢	Securities decreased by $9.8 million, or (1.9%), during the twelve months ended December 31, 2007. This decrease resulted mainly from calls of securities and normal portfolio amortization. The ratio of securities to total assets as of December 31, 2007 was 18.3%, the same as at December 31, 2006.
➢	During the fourth quarter, the Company experienced robust loan growth – equating to 11% growth on an annualized basis – of which $61.1 million was in the commercial and commercial real estate category. Total loans increased by $18.0 million, or 0.9%, during the twelve months ended December 31, 2007. Business loans increased by $96.8 million, or 8.8%, with commercial real estate comprising most of the change with an increase of $56.9 million, or 7.7%. Business banking loans totaled $70.0 million at December 31, 2007, an increase of $10.1 million, or 16.8%, from December 31, 2006. Home equity loans increased $31.7 million, or 11.5%, during the twelve months ended December 31, 2007. Consumer auto loans decreased $50.8 million, or (24.6%), and total residential real estate loans decreased $56.4 million, or (14.2%), during the twelve months of 2007, consistent with strategic positioning.
     Total deposits of $2.0 billion at December 31, 2007 reflected a managed decrease of $63.7 million, or (3.1%), compared to December 31, 2006.
     Borrowings increased by $10.7 million, or 2.2%, during the twelve months ending December 31, 2007, and by $73.4 million, or 17.0%, during the quarter, as the Company has fixed wholesale funding at what it currently anticipates to be advantageous rates as a component of its interest rate risk strategy.

     The Company reported return on average assets and return on average equity in the fourth quarter of 2007 of 1.13% and 14.08%, respectively, as compared to 1.12% and 14.25% for the same period in 2006.
     Stockholders’ equity at December 31, 2007 totaled $220.7 million, as compared to $229.8 million at December 31, 2006. The Tier 1 leverage capital ratio at December 31, 2007 was 8.04%, maintaining the Company’s well-capitalized position.
     The allowance for loan losses was $26.8 million at December 31, 2007 and December 31, 2006. Nonperforming assets totaled $8.3 million at December 31, 2007, or 0.30% of total assets, as compared to $7.2 million reported at December 31, 2006, or 0.25% of total assets.
     Christopher Oddleifson, President and Chief Executive Officer, and Denis K. Sheahan, Chief Financial Officer of Independent Bank Corp. and Rockland Trust Company, will host a conference call to discuss fourth quarter earnings at 10:00 a.m. Eastern Time on Friday, January 18, 2008. Internet access to the call is available on the Company’s website at http://www.RocklandTrust.com or by telephonic access by dial-in at 1-800-860-2442 reference: INDB. A replay of the call will be available by calling 1-877-344-7529, Replay Passcode: 414698. The web cast replay will be available until January 18, 2009 and the telephone replay will be available until January 23, 2008.
     Independent Bank Corp.’s sole bank subsidiary, Rockland Trust Company, currently has approximately $2.8 billion in assets. Rockland Trust offers commercial banking, retail banking, investment management services, and insurance sales services from: over 50 retail branches, 9 commercial lending centers, and 5 mortgage origination offices located throughout southeastern Massachusetts and on Cape Cod; and, from 4 investment management offices located throughout southeastern Massachusetts, on Cape Cod, and in Rhode Island. To find out more about the products and services available at Rockland Trust, please visit https://www.RocklandTrust.com.
     This press release contains certain “forward-looking statements” with respect to the financial condition, results of operations and business of the Company. Actual results may differ from those contemplated by these statements. The Company wishes to caution readers not to place undue reliance on any forward-looking statements. The Company disclaims any intent or obligation to update publicly any such forward-looking statements, whether in response to new information, future events or otherwise.
     This press release contains financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The Company’s management uses these non-GAAP measures in its analysis of the Company’s performance. These non-GAAP measures may exclude significant gains or losses that are unusual in nature, such as securities losses. Because these gains and losses and their impact on the Company’s performance are difficult to predict, management believes that presentations of adjusted financial measures excluding the impact of these gains and losses provide useful information that is essential to a proper understanding of the operating results of the Company. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures which may be presented by other companies.

INDEPENDENT BANK CORP. FINANCIAL SUMMARY
(Unaudited — Dollars in Thousands)
CONSOLIDATED BALANCE SHEETS

						December 31, 2007 vs.
	December 31,	December 31,	$	%	September 30,	September 30, 2007%
	2007	2006	Variance	Change	2007	Variance	Change

Assets
Cash and Due From Banks	$67,416	$62,773	4,643	7.40%	$60,003	7,413	12.35%
Fed Funds Sold and Short Term Investments	—	75,518	(75,518)	-100.00%	408	(408)	-100.00%
Securities
Trading Assets	1,687	1,758	(71)	-4.04%	1,725	(38)	-2.20%
Securities Available for Sale	444,258	417,088	27,170	6.51%	414,994	29,264	7.05%
Securities Held to Maturity	45,265	76,747	(31,482)	-41.02%	45,870	(605)	-1.32%
Federal Home Loan Bank Stock	16,260	21,710	(5,450)	-25.10%	16,260	0	0.00%

Total Securities	507,470	517,303	(9,833)	-1.90%	478,849	28,621	5.98%

Loans
Commercial and Industrial	190,522	174,356	16,166	9.27%	178,112	12,410	6.97%
Commercial Real Estate	797,416	740,517	56,899	7.68%	763,436	33,980	4.45%
Commercial Construction	133,372	119,685	13,687	11.44%	118,653	14,719	12.41%
Business Banking	69,977	59,910	10,067	16.80%	66,668	3,309	4.96%
Residential Real Estate	323,847	378,368	(54,521)	-14.41%	334,188	(10,341)	-3.09%
Residential Construction	6,115	7,277	(1,162)	-15.97%	6,219	(104)	-1.67%
Residential Loans Held for Sale	11,128	11,859	(731)	-6.16%	6,938	4,190	60.39%
Consumer — Home Equity	308,744	277,015	31,729	11.45%	299,312	9,432	3.15%
Consumer — Auto	156,006	206,845	(50,839)	-24.58%	168,363	(12,357)	-7.34%
Consumer — Other	45,825	49,077	(3,252)	-6.63%	46,302	(477)	-1.03%

Total Loans	2,042,952	2,024,909	18,043	0.89%	1,988,191	54,761	2.75%
Less — Allowance for Loan Losses	(26,831)	(26,815)	(16)	0.06%	(26,192)	(639)	2.44%

Net Loans	2,016,121	1,998,094	18,027	0.90%	1,961,999	54,122	2.76%

Bank Premises and Equipment	39,085	37,316	1,769	4.74%	38,011	1,074	2.83%
Goodwill and Core Deposit Intangible	60,411	56,535	3,876	6.86%	58,372	2,039	3.49%
Other Assets	77,763	81,380	(3,617)	-4.44%	77,981	(218)	-0.28%

Total Assets	$2,768,266	$2,828,919	(60,653)	-2.14%	$2,675,623	92,643	3.46%

Liabilities and Stockholders’ Equity
Deposits
Demand Deposits	$471,164	$490,036	(18,872)	-3.85%	$493,678	(22,514)	-4.56%
Savings and Interest Checking Accounts	587,474	577,443	10,031	1.74%	566,728	20,746	3.66%
Money Market	435,792	455,737	(19,945)	-4.38%	433,996	1,796	0.41%
Time Certificates of Deposit	532,180	567,128	(34,948)	-6.16%	519,743	12,437	2.39%

Total Deposits	2,026,610	2,090,344	(63,734)	-3.05%	2,014,145	12,465	0.62%

Borrowings
Federal Home Loan Bank Borrowings	311,125	305,128	5,997	1.97%	282,626	28,499	10.08%
Fed Funds Purchased and Assets Sold Under Repurchase Agreements	138,603	108,248	30,355	28.04%	91,693	46,910	51.16%
Junior Subordinated Debentures	51,547	77,320	(25,773)	-33.33%	51,547	0	0.00%
Other Borrowings	3,069	2,953	116	3.93%	5,043	(1,974)	-39.14%

Total Borrowings	504,344	493,649	10,695	2.17%	430,909	73,435	17.04%

Total Deposits and Borrowings	2,530,954	2,583,993	(53,039)	-2.05%	2,445,054	85,900	3.51%
Other Liabilities	16,645	15,143	1,502	9.92%	16,375	270	1.65%
Stockholders’ Equity	220,667	229,783	(9,116)	-3.97%	214,194	6,473	3.02%

Total Liabilities and Stockholders’ Equity	$2,768,266	$2,828,919	(60,653)	-2.14%	$2,675,623	92,643	3.46%

INDEPENDENT BANK CORP. FINANCIAL SUMMARY
(Unaudited — Dollars in Thousands, Except Per Share Data)

CONSOLIDATED STATEMENTS OF INCOME

	Quarter Ended				Year to Date
	December 31,			Percent	December 31,			Percent
	2007	2006	Variance	Change	2007	2006	Variance	Change

INTEREST INCOME
Interest on Fed Funds Sold and Short Term Investments	$56	$785	(729)	-92.87%	$1,468	$1,514	(46)	-3.04%
Interest and Dividends on Securities	6,071	7,320	(1,249)	-17.06%	22,879	29,792	(6,913)	-23.20%
Interest on Loans	34,033	34,870	(837)	-2.40%	135,391	136,387	(996)	-0.73%

Total Interest Income	40,160	42,975	(2,815)	-6.55%	159,738	167,693	(7,955)	-4.74%

INTEREST EXPENSE
Interest on Deposits	10,611	11,700	(1,089)	-9.31%	43,639	40,793	2,846	6.98%
Interest on Borrowed Funds	5,058	6,565	(1,507)	-22.96%	19,916	24,245	(4,329)	-17.86%

Total Interest Expense	15,669	18,265	(2,596)	-14.21%	63,555	65,038	(1,483)	-2.28%

Net Interest Income	24,491	24,710	(219)	-0.89%	96,183	102,655	(6,472)	-6.30%
Less — Provision for Loan Losses	1,355	705	650	92.20%	3,130	2,335	795	34.05%

Net Interest Income after Provision for Loan Losses	23,136	24,005	(869)	-3.62%	93,053	100,320	(7,267)	-7.24%

NON-INTEREST INCOME
Service Charges on Deposit Accounts	3,720	3,581	139	3.88%	14,414	14,233	181	1.27%
Wealth Management	2,240	1,631	609	37.34%	8,110	6,128	1,982	32.34%
Mortgage Banking Income	949	705	244	34.61%	3,166	2,699	467	17.30%
BOLI Income	591	530	61	11.51%	2,004	3,259	(1,255)	-38.51%
Net Loss on Sale of Securities	—	(1,392)	1,392	-100.00%	—	(3,161)	3,161	-100.00%
Other Non-Interest Income	999	898	101	11.25%	4,357	3,486	871	24.99%

Total Non-Interest Income	8,499	5,953	2,546	42.77%	32,051	26,644	5,407	20.29%

NON-INTEREST EXPENSE
Salaries and Employee Benefits	13,252	11,866	1,386	11.68%	52,520	47,890	4,630	9.67%
Occupancy and Equipment Expenses	2,375	2,443	(68)	-2.78%	9,932	10,060	(128)	-1.27%
Data Processing and Facilities Management	1,216	1,178	38	3.23%	4,584	4,440	144	3.24%
Recovery on WorldCom Bond Claim	—	(1,892)	1,892	-100.00%	—	(1,892)	1,892	-100.00%
Other Non-Interest Expense	5,164	4,668	496	10.63%	20,896	18,856	2,040	10.82%

Total Non-Interest Expense	22,007	18,263	3,744	20.50%	87,932	79,354	8,578	10.81%

INCOME BEFORE INCOME TAXES	9,628	11,695	(2,067)	-17.67%	37,172	47,610	(10,438)	-21.92%

PROVISION FOR INCOME TAXES	1,898	3,594	(1,696)	-47.19%	8,791	14,759	(5,968)	-40.44%

NET INCOME	$7,730	$8,101	(371)	-4.58%	28,381	$32,851	(4,470)	-13.61%

BASIC EARNINGS PER SHARE	$0.56	$0.55		1.82%	2.02	$2.20		-8.18%
DILUTED EARNINGS PER SHARE	$0.56	$0.54		3.70%	2.00	$2.17		-7.83%
BASIC AVERAGE SHARES	13,734,231	14,681,644		-6.45%	14,033,257	14,938,095		-6.06%
DILUTED AVERAGE SHARES	13,840,654	14,880,143		-6.99%	14,160,598	15,109,873		-6.28%

PERFORMANCE RATIOS:
Net Interest Margin (FTE)	3.94%	3.74%		5.35%	3.90%	3.85%		1.30%
Return on Average Assets	1.13%	1.12%		0.89%	1.05%	1.12%		-6.25%
Return on Average Equity	14.08%	14.25%		-1.19%	12.93%	14.60%		-11.44%

RECONCILIATION TABLE — NON-GAAP FINANCIAL INFORMATION
NET INCOME (GAAP)	$7,730	$8,101	(371)	-4.58%	28,381	$32,851	(4,470)	-13.61%
Net Interest Income Components
Add — Write-Off of Debt Issuance Cost, net of tax	—	647			590	647
Non-Interest Income Components
Add — Net Loss on Sale of Securities, net of tax	—	905			—	2,055
Less — Net Gain on Sale of Securities, net of tax	—	—			—	—
Less — BOLI Benefit Proceeds, net of tax	—	—			—	(1,316)
Non-Interest Expense Components
Add — Executive Early Retirement Costs, net of tax	—	—			264	—
Add — Prepayment Fees on Borrowings, net of tax	—	53			—	53
Add — Litigation Judgment, net of tax	—	—			885	—
Less — Recovery on WorldCom Bond Claim, net of tax	—	(1,230)			—	(1,230)

NET OPERATING EARNINGS	$7,730	$8,476	(746)	-8.80%	30,120	$33,060	(2,940)	-8.89%

Diluted Earnings Per Share, on an Operating Basis	$0.56	$0.57		-1.75%	2.13	$2.19		-2.74%

INDEPENDENT BANK CORP.
SUPPLEMENTAL FINANCIAL INFORMATION
CONSOLIDATED AVERAGE BALANCE SHEETS AND AVERAGE RATE DATA
(Unaudited – Dollars in Thousands)

		Three Months Ended December 31,
		2007			2006
			Interest			Interest
	Ending	Average	Earned/	Yield/	Average	Earned/	Yield/
	Balance	Balance	Paid	Rate	Balance	Paid	Rate

Interest-Earning Assets:

Federal Funds Sold and Short Term Investments	$0	$1,073	$56	20.88%	$59,122	$785	5.31%
Securities:
Trading Assets	1,687	1,724	15	3.48%	1,593	11	2.76%
Taxable Investment Securities	456,724	458,080	5,552	4.85%	539,417	6,724	4.99%
Non-taxable Investment Securities (1)	49,059	49,449	776	6.28%	55,148	900	6.53%

Total Securities:	507,470	509,253	6,343	4.98%	596,158	7,635	5.12%

Loans (1)	2,042,952	2,015,811	34,154	6.78%	2,032,331	34,983	6.89%
Total Interest-Earning Assets	$2,550,422	$2,526,137	$40,553	6.42%	$2,687,611	$43,403	6.46%

Cash and Due from Banks	67,416	57,305			59,809
Other Assets	150,428	147,933			149,754

Total Assets	$2,768,266	$2,731,375			$2,897,174

Interest-bearing Liabilities:
Deposits:
Savings and Interest Checking Accounts	$587,474	$574,727	$1,865	1.30%	$564,638	$1,576	1.12%
Money Market	435,792	447,431	3,155	2.82%	510,534	3,965	3.11%
Time Deposits	532,180	521,902	5,591	4.29%	583,087	6,159	4.23%

Total interest-bearing deposits:	1,555,446	1,544,060	10,611	2.75%	1,658,259	11,700	2.82%
Borrowings:
Federal Home Loan Bank Borrowings	$311,125	$277,127	$3,050	4.40%	$323,980	$3,493	4.31%
Federal Funds Purchased and Assets Sold Under Repurchase Agreement	138,603	136,040	1,107	3.25%	115,593	910	3.15%
Junior Subordinated Debentures	51,547	51,547	861	6.68%	52,947	2,152	16.26%
Other Borrowings	3,069	3,025	40	5.29%	966	10	4.14%

Total Borrowings:	504,344	467,739	5,058	4.33%	493,486	6,565	5.32%

Total Interest-Bearing Liabilities	$2,059,790	$2,011,799	$15,669	3.12%	$2,151,745	$18,265	3.40%

Demand Deposits	471,164	485,923			499,508

Other Liabilities	16,645	14,014			18,592

Total Liabilities	$2,547,599	$2,511,736			$2,669,845
Stockholders’ Equity	220,667	219,639			227,329

Total Liabilities and Stockholders’ Equity	$2,768,266	$2,731,375			$2,897,174

Net Interest Income			$24,884			$25,138

Interest Rate Spread (2)				3.30%			3.06%

Net Interest Margin (3)				3.94%			3.74%

Supplemental Information:
Total Deposits, including Demand Deposits	$2,026,610	$2,029,983	$10,611		$2,157,767	$11,700
Cost of Total Deposits				2.09%			2.17%
Total Funding Liabilities, including Demand Deposits	$2,530,954	$2,497,722	$15,669		$2,651,253	$18,265
Cost of Total Funding Liabilities				2.51%			2.76%

(1)	The total amount of adjustment to present interest income and yield on a fully tax-equivalent basis is $393 and $428 for the three months ended December 31, 2007 and 2006, respectively.

(2)	Interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.

(3)	Net interest margin represents annualized net interest income as a percentage of average interest-earning assets.

INDEPENDENT BANK CORP.
SUPPLEMENTAL FINANCIAL INFORMATION
CONSOLIDATED AVERAGE BALANCE SHEETS AND AVERAGE RATE DATA
(Unaudited — Dollars in Thousands)

		Twelve Months Ended December 31,
		2007			2006
			Interest			Interest
	Ending	Average	Earned/	Yield/	Average	Earned/	Yield/
	Balance	Balance	Paid	Rate	Balance	Paid	Rate

Interest-Earning Assets:

Federal Funds Sold and Short Term Investments	$0	$26,630	$1,468	5.51%	$29,464	$1,514	5.14%
Securities:
Trading Assets	1,687	1,692	48	2.84%	1,570	42	2.68%
Taxable Investment Securities	456,724	433,186	20,694	4.78%	581,372	27,229	4.68%
Non-taxable Investment Securities (1)	49,059	51,181	3,288	6.42%	57,725	3,879	6.72%

Total Securities:	507,470	486,059	24,030	4.94%	640,667	31,150	4.86%
Loans (1)	2,042,952	1,994,273	135,874	6.81%	2,041,098	136,802	6.70%

Total Interest-Earning Assets	$2,550,422	$2,506,962	$161,372	6.44%	$2,711,229	$169,466	6.25%

Cash and Due from Banks	67,416	59,009			59,834
Other Assets	150,428	148,494			151,295

Total Assets	$2,768,266	$2,714,465			$2,922,358

Interest-bearing Liabilities:
Deposits:
Savings and Interest Checking Accounts	$587,474	$575,269	$7,731	1.34%	$563,615	$4,810	0.85%
Money Market	435,792	462,434	13,789	2.98%	524,265	14,872	2.84%
Time Deposits	532,180	531,016	22,119	4.17%	563,212	21,111	3.75%

Total interest-bearing deposits:	1,555,446	1,568,719	43,639	2.78%	1,651,092	40,793	2.47%
Borrowings:
Federal Home Loan Bank Borrowings	$311,125	$254,516	$11,316	4.45%	$365,597	$15,524	4.25%
Federal Funds Purchased and Assets Sold Under Repurchase Agreement	138,603	109,344	3,395	3.10%	113,448	3,171	2.80%
Junior Subordinated Debentures	51,547	59,950	5,048	8.42%	51,899	5,504	10.61%
Other Borrowings	3,069	2,627	157	5.98%	1,081	46	4.26%

Total Borrowings:	504,344	426,437	19,916	4.67%	532,025	24,245	4.56%

Total Interest-Bearing Liabilities	$2,059,790	$1,995,156	$63,555	3.19%	$2,183,117	$65,038	2.98%

Demand Deposits	471,164	485,922			495,958

Other Liabilities	16,645	13,914			18,286

Total Liabilities	$2,547,599	$2,494,992			$2,697,361
Stockholders’ Equity	220,667	219,473			224,997

Total Liabilities and Stockholders’ Equity	$2,768,266	$2,714,465			$2,922,358

Net Interest Income			$97,817			$104,428

Interest Rate Spread (2)				3.25%			3.27%

Net Interest Margin (2)				3.90%			3.85%

Supplemental Information:
Total Deposits, including Demand Deposits	$2,026,610	$2,054,641	$43,639		$2,147,050	$40,793
Cost of Total Deposits				2.12%			1.90%
Total Funding Liabilities, including Demand Deposits	$2,530,954	$2,481,078	$63,555		$2,679,075	$65,038
Cost of Total Funding Liabilities				2.56%			2.43%

(1)	The total amount of adjustment to present interest income and yield on a fully tax-equivalent basis is $1,634 for the twelve months ended December 31, 2007 and $1,773 for the twelve months ended December 31, 2006.

(2)	Interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities. Net interest margin represents annualized net interest income as a percentage of average interest-earning assets.

	As Of
	December 31,	December 31,	September 30,
	2007	2006	2007
	(Dollars in Thousands, Except Per Share Data)
Asset Quality
Nonperforming Loans
Commercial & Industrial Loans	$306	$872	$562
Business Banking Loans	$439	$74	$342
Commercial Real Estate Loans	$2,568	$2,346	$2,677
Residential Real Estate Loans	$2,380	$2,318	$1,224
Installment Loans — Home Equity	$872	$358	$747
Installment Loans — Auto	$833	$703	$651
Installment Loans — Other	$246	$308	$148

Total Nonperforming Loans	$7,644	$6,979	$6,351

Other Real Estate Owned	$681	$190	$245
Nonperforming Assets	$8,325	$7,169	$6,596

Net charge-offs (year to date)	$3,114	$2,159	$2,397
Net charge-offs to average loans (annualized)	0.16%	0.11%	0.16%

Nonperforming Loans/Gross Loans	0.37%	0.34%	0.32%
Allowance for Loan Losses/Nonperforming Loans	351.01%	384.22%	412.41%
Loans/Total Deposits	100.81%	96.87%	98.71%
Allowance for Loan Losses/Total Loans	1.31%	1.32%	1.32%

Financial Ratios
Book Value per Share	$16.05	$15.65	$15.61
Tangible Capital/Tangible Asset	5.92%	6.25%	5.95%
Tangible Capital/Tangible Asset (proforma to include the deductibility of goodwill)	6.45%	6.77%	6.51%
Tangible Book Value per Share	$11.66	$11.80	$11.35
Tangible Book Value per Share (proforma to include the deductibility of goodwill)	$12.71	$12.78	$12.41

Capital Adequacy
Tier one leverage capital ratio(1)	8.04%	8.05%	7.98%

(1)	Estimated number for December 31, 2007
Certain amounts in prior year financial statement have been reclassified to conform to the current year’s presentation.